                                MERGER AGREEMENT

         This MERGER AGREEMENT (this "Agreement") is entered into as of August 18, 1999, by and among AMERICA'S SENIOR FINANCIAL SERVICES, INC., a Florida corporation ("ASFS"); AMSE ACQUISITION 2 CORP., a Florida corporation and wholly-owned subsidiary of ASFS (the "ASFS Merger Sub," and together with ASFS, the "ASFS Companies"); JUPITER MORTGAGE CORPORATION, a Florida corporation (the "Company") and DEANNE J. ANDERSON ("Anderson") and MICHAEL J. BUONO ("Buono"), each a resident of the State of Florida who together constitute all of the shareholders of the Company (the "Shareholders"). Certain other capitalized terms used herein are defined in Article X and throughout this Agreement.

                                    RECITALS

         The Boards of Directors of ASFS and the Company have determined that it is in the best interests of their respective shareholders for ASFS, through its wholly owned subsidiary, to acquire the Company upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, ASFS has organized the ASFS Merger Sub as a wholly-owned subsidiary of ASFS, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the ASFS Merger Sub with and into the Company so that the Company continues as the surviving corporation. As a result of the Merger, the Company will become a wholly-owned subsidiary of ASFS, and the Shareholders will be issued certain shares of common stock of ASFS and other consideration.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Florida Business Corporation Act (the "Corporations Code"), at the Effective Time (as defined below), the ASFS Merger Sub will be merged with and into the Company (the "Merger") pursuant to the Plan of Merger annexed hereto as EXHIBIT A (the "Plan of Merger"). The terms and conditions of the Plan of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the separate corporate existence of the ASFS Merger Sub shall cease and the Company shall continue as the surviving corporation ("Surviving Corporation") and a wholly-owned subsidiary of ASFS.

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place not later than August 31, 1999, subject to satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of Akerman, Senterfitt & Eidson, P.A., in Fort Lauderdale, Florida, or such other time and place as the parties may otherwise agree.

         1.3 DIRECTORS AND OFFICERS. The initial Board of Directors of the Surviving Entity will consist of five Directors. ASFS shall be entitled to nominate three members of the Board of Directors of the Surviving Corporation. The Shareholders shall be entitled to nominate two members of the Board of Directors of the Surviving Corporation. ASFS shall use its best efforts to cause the election of the following persons to the Surviving Corporation's Board of Directors, as indicated below, for as long as Michael J. Buono, Deanne J. Anderson and Lori Hetzel are employed by the Surviving Corporation in the capacities indicated below. The following persons shall serve in the capacities indicated next to their respective names with respect to the initial Directors and Officers of the Surviving Corporation.

                  Nelson Locke -- Director and Chairman of the Board

                  Michael J. Buono  --- Director and Chief Executive Officer

                  Deanne J. Anderson --- Director and President

                  Lori Hetzel -- Chief Operating Officer

                  Thomas Sherman - Director

                  Elly Shea -- Director

                  Michael J. Buono and Deanne J. Anderson shall be considered for purposes hereof nominees of the Shareholders. These Directors and Officers will hold office until their successors shall have been duly elected or appointed and qualified. The Shareholders shall also serve on the Executive Committee of the ASFS Board of Directors. The Executive Committee shall report to the Board of Directors of ASFS from time to time to assist the Board of Directors of ASFS, when and to the extent so requested, in formulating and implementing business and managerial decisions.

         1.4      AGGREGATE CONSIDERATION; CONVERSION OF SECURITIES.

         (a) AGGREGATE CONSIDERATION. For purposes of this Agreement "Aggregate Consideration" means:

                           (i) a number of shares (the "Stock Consideration") of
                  common stock, par value $.001 per share, of ASFS (the "ASFS Common Stock") determined by dividing


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



                  $2,500,000 by the average closing price of a share of ASFS Common Stock as reported by the OTC Bulletin Board and/or National Quotation Bureau for the twenty (20) consecutive trading day period ending three calender days prior to the Effective Time (the "Exchange Price"); and

                           (ii) an amount (the "Closing Date Payment") equal to
                  Five Hundred Thousand Dollars ($500,000).

         (b) At the Effective Time, each share of common stock of ASFS Merger Sub issued and outstanding at the Effective Time shall be converted into one share of the common stock of the Surviving Corporation.

         (c) At the Effective Time by virtue of the Merger and without any action on the part of the Company, ASFS Merger Sub or the Shareholders, all of the common stock, par value $1.00 per share of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Aggregate Consideration, which shall be delivered to the Shareholders and First Fidelity Capital Markets, Inc. in the amounts set forth on SCHEDULE 1.4(C).

         1.5 MANNER OF PAYMENT OF AGGREGATE CONSIDERATION. At the Closing, each of the Shareholders shall deliver the certificates representing all issued and outstanding shares of the Company Common Stock to ASFS for cancellation; and ASFS shall pay the Aggregate Consideration to the Shareholders and First Fidelity Capital Markets, Inc. as follows: (i) the Closing Date Payment shall be made in immediately available funds by wire transfer to the accounts designated by the Shareholder to whom the payment is owed in accordance with SCHEDULE 1.4(C) and (ii) delivery to the Shareholders of certificate(s) issued in the name of the Shareholders representing the Stock Consideration in accordance with
SCHEDULE 1.4(C). The shares of ASFS Common Stock issuable by ASFS in the Merger are sometimes referred to herein as the "ASFS Shares."

         1.6 ADJUSTMENT TO AGGREGATE CONSIDERATION. If, at the first year anniversary of the Closing (the "Adjustment Date"), the average closing price of the ASFS Common Stock for the previous twenty (20) consecutive trading day period is less than Seven Dollars ($7.00) (the "Current Share Price"), ASFS shall, within ten (10) days following the Adjustment Date, issue pro-rata to the Shareholders additional shares of ASFS Common Stock (the "Additional Shares") to the Shareholders in such amount so that the PRODUCT of the number of Price Protection Shares, as defined below, held by the Shareholders (or their assigns) on the Adjustment Date plus the number of Additional Shares TIMES the Current Share Price is equal to the PRODUCT of the number of Price Protection Shares held by the Shareholders (and their assignees) on the Adjustment Date times $7.00; provided that, ASFS will in no event be obligated to issue an aggregate number of additional shares of ASFS Common Stock in excess of such number as shall equal $2,000,000 divided by the Exchange Price. The aggregate number of Additional Shares issued pursuant to this Section 1.6 shall be divided pro rata among the Shareholders based upon the percentage of the aggregate Stock Consideration shares issued to each Shareholder.


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




         For purposes of this Section 1.6, "Price Protection Shares" is defined as the number of shares of ASFS Common Stock issued as Stock Consideration pursuant to Section 1.4 determined by dividing $2,000,000 by the Exchange Price.

         By way of example and not limitation, if (1) the Exchange Price is $7.00, (2) the Current Share Price is $5.00, (3) the number of Price Protection Shares held by the Shareholders and their assignees is 1,000 on the Adjustment Date, then the aggregate number of Additional Shares to be issued by ASFS to the Shareholders would be determined as follows:

         (a)      1,000 x $7.00 = $7,000
         (b)      1,000 x $5.00 = $5,000
         (c)      Deficiency Amount = $2,000
         (d)      Additional Shares = 400 ($2,000/$5.00)

         For purposes of this Section 1.6, the average closing price of the ASFS Common Stock shall be determined by reference to the closing prices reported by
(1) the NASDAQ Stock Market or a national securities exchange, if the ASFS Common Stock is listed for trading therein or (2) the OTC Bulletin Board and/or National Quotation Bureau, if the ASFS Common Stock is traded in the over-the-counter market. If no prices are reported for the twenty business days prior to the Adjustment Date, then the price used to make the calculations required in this Section 1.6 shall be the reported closing price on the first preceding day on which so reported.

         The number of shares and the share price used in the calculations required to be made in this Section 1.6 shall be proportionately adjusted to reflect any division, combination or other reclassification of the ASFS Common Stock occurring on or prior to the Adjustment Date.

         1.7 FILING OF ARTICLES OF MERGER. At the time of the Closing, the parties shall cause the Merger to be consummated by filing duly executed Articles of Merger (with the completed Plan of Merger annexed thereto) with the Secretary of State of the State of Florida, in such form as ASFS reasonably determines is required by, and is in accordance with, the relevant provisions of the Corporation Code (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

         1.8 ACCOUNTING AND TAX TREATMENT. The parties hereto acknowledge and agree that the transactions contemplated hereby are intended to be treated for tax purposes as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and for accounting purposes as a purchase.




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



                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF THE ASFS COMPANIES

         As a material inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, each of the ASFS Companies makes the following representations and warranties to the
Shareholders:

         2.1 CORPORATE STATUS. Each of the ASFS Companies is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own or lease its properties and carry on its business as now being conducted. ASFS Merger Sub is a wholly owned subsidiary of ASFS. Each of the ASFS Companies is duly qualified and in good standing as a foreign corporation in all jurisdictions where such qualification is required under applicable law, except where the failure to be so qualified would not have a Material Adverse Effect on either of the ASFS Companies.

         2.2 CORPORATE POWER AND AUTHORITY. Each of the ASFS Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the ASFS Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the ASFS Companies and constitutes a legal, valid and binding obligation of each of the ASFS Companies, enforceable against each of the ASFS Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 ASFS COMMON STOCK. Upon consummation of the Merger and the issuance and delivery of certificates representing the ASFS Shares to the Shareholders, the ASFS Shares will be validly issued, fully paid and non-assessable shares of ASFS Common Stock.

         2.5 NO COMMISSIONS. None of the ASFS Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby, other than fees payable to ViStra Growth Partners, Inc, which are solely obligations of, and payable by, the ASFS Companies.




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




                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
                               AND OF THE COMPANY

         As a material inducement to each of the ASFS Companies to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Company and the Shareholders, jointly and severally, makes the following representations and warranties to ASFS:

         3.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is, and has been since inception, an "S Corporation" pursuant to Subchapter S of the Code. Each jurisdiction in which the Company is qualified to do business as a foreign corporation is listed on SCHEDULE 3.1. The Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

         3.2 POWER AND AUTHORITY. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders represent that they are individuals residing in the State of Florida, and have the requisite competence and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 CAPITALIZATION. As of the date hereof, the Company has (a) 1,000 authorized shares of Company Common Stock at $1.00 per share par value and no other shares of any class of capital stock, and (b) 1,000 shares of Company Common Stock issued and outstanding, none of which is held in treasury. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights, rights of first refusal or similar rights. No preemptive rights, rights of first




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



refusal or similar rights exist with respect to the shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company.

         3.5 SHAREHOLDERS OF THE COMPANY. The Shareholders are the holders of all issued and outstanding shares of capital stock of the Company, and own such shares free and clear of all Liens, restrictions and claims of any kind whatsoever.

         3.6 NO VIOLATION. The execution and delivery of this Agreement by the Company and the Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) violate or conflict with any provision of the articles of incorporation or bylaws of the Company, as amended,
(ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against either of the Company or the Shareholders, (iii) except as set forth on
SCHEDULE 3.6, conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against each of the Company or the Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

         3.7 COMPANY RECORDS. The copies of the articles of incorporation and bylaws of the Company which were provided to ASFS are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Company made available to ASFS for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all corporate actions of the shareholders and directors (and any committees thereof) of the Company taken by written consent or at a meeting since incorporation. All material corporate actions taken by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Company, as previously made available to ASFS, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.


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




         3.8 FINANCIAL STATEMENTS. The Shareholders have delivered to ASFS (i) the financial statements of the Company, including the notes thereto, for the years ended December 31, 1998, and December 31, 1997, audited by Wisneski, Blakiston & Leslie, P.A., and (ii) the financial statements of the Company for the period ended June 30, 1999 prepared by the Company, copies of all of which are attached to SCHEDULE 3.8 hereto (collectively, the "Financial Statements"). The balance sheet of the Company dated as of June 30, 1999, included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements fairly present in all material respects the financial position of the Company at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated except, in the case of the Current Balance Sheet and the accompanying income statement which
(i) are subject to normal year-end audit adjustments (which will not be material, individually or in the aggregate) and (ii) lack footnotes. The books and records of the Company fully and fairly reflect in all material respects all of its transactions, properties, assets and liabilities. There are no extraordinary or material non-recurring items of income or expense (subject to fluctuations in the ordinary course of business) during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein, except for the Current Balance Sheet and the accompanying income statement to the extent indicated above.

         3.9 CHANGES SINCE THE LAST AUDITED BALANCE SHEET DATE. Except as set forth on SCHEDULE 3.9, since December 31, 1998, the Company has not (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $10,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $10,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice;
(xiv) entered into any employment agreement; (xv) terminated, amended or modified in any material respect any agreement involving an amount in excess of $10,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution in excess of $5,000; (xix) entered into any other transaction or, been subject to any event which has or may have a Material Adverse Effect on the Company; or (xx) agreed to do or authorized any of the foregoing.

         3.10 LIABILITIES. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (d) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon.

         3.11 LITIGATION. There is no action, suit, arbitration or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of the Company and the Shareholders threatened, anticipated or contemplated against, by or affecting the Company, or any of its properties or assets, or the Shareholders, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and, to the knowledge of the Company and the Shareholders, there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company.

         3.12 ENVIRONMENTAL MATTERS.

         The Company is and has at all times been in full compliance in all material respects with all applicable environmental laws.

         3.13 REAL ESTATE

                  (a) The Company does not own any real estate.

                  (b) SCHEDULE 3.13(B) sets forth a list of all leases, licenses or similar agreements ("Leases") to which any of the Company is a party (copies of which have previously been furnished to ASFS), in each case setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, and
(B) the street address of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the


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



giving of notice or both, would cause a material breach of or default under any of such Leases. There is no breach or anticipated breach by any other party to such Leases.

         3.14 GOOD TITLE TO AND CONDITION OF ASSETS.

         Except as set forth in SCHEDULE 3.14, the Company has good and marketable title to all of its assets, free and clear of any Liens or restrictions on use.

         3.15 COMPLIANCE WITH LAWS.

                  (a) The business of the Company is and has been operated in compliance in all material respects with all applicable laws and regulations including, without limitation to any and all laws and regulations relating to reverse mortgages.

                  (b) The Company is not subject to any Contract, decree or injunction in which the Company is a party which restricts the continued operation of any business of the Company or the expansion thereof to other geographical areas, customers and suppliers or lines of business. In addition, the portfolio of mortgages owned by the Companies is accurately set forth in the Financial Statements and all reserves for contingent liabilities are accurately set forth therein. The Company has conducted its business in the ordinary course since June 30, 1999 and has not acquired mortgages since that date that would materially increase any reserves for contingent liability that the Company must maintain.

         3.16 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 3.16 sets forth the name, address, social security number and current rate of compensation of each of the Company's employees, all of whom are leased from an unaffiliated third party. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union. Neither the Company nor each of the Shareholders is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of the Merger or otherwise. The Company has complied in all material respects with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

         3.17 EMPLOYEE BENEFIT PLANS.

                  (a) EMPLOYEE BENEFIT PLANS. SCHEDULE 3.17 contains a list setting forth each employee benefit plan or arrangement of the Company, including but not limited to, employee pension benefit plans, as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multi-employer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of



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



ERISA, in which employees, their spouses or dependents, of the Company participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to ASFS).

                  (b) COMPLIANCE WITH LAW. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending, or, to the knowledge of the Company and the Shareholders, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which, to the knowledge of the Company and the Shareholders, could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                  (c) QUALIFIED PLANS. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to ASFS, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Effective Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet (other than routine claims for benefits under the terms of such plans).

                  (d) MULTIEMPLOYER PLANS. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan") (i) all contributions required to be made with respect to employees of the Company have been timely paid; (ii) the Company has not incurred or is expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) SCHEDULE 3.17 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                  (e) WELFARE PLANS. (i)The Company is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits (other than routine claims for benefits under the terms of its health insurance plan) with respect to any employee or former employee of the Company or its predecessors after termination of employment except as required by COBRA; (ii) the Company has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                  (f) CONTROLLED GROUP LIABILITY. Neither of the Company nor any entity that would be aggregated with it under Code Section 414(b), (c), (m) or
(o): (i) has ever terminated or withdrawn from any employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due;
(iv) is subject to (or expected to be subject to) an excise tax under Code
Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                  (g) OTHER LIABILITIES. (i) None of the Employee Benefit Plans obligates the Company to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheet; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company other than for routine claims under the terms of such plans.

         3.18 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to the Company or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance in all material respects with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by or with respect to the Company have been paid, and all Taxes which have been incurred by the Company but which are not yet due are accrued on the Current Balance Sheet, subject to customary year end adjustments and accruals for current year Taxes. Without limiting the foregoing, except as set forth in SCHEDULE 3.18 hereto: (i) with respect to each taxable period of the Company, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (iii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Date; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of the Company or the Shareholders, threatened against or with respect to the Company regarding Taxes; (vi) the Company has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Date; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable and delinquent) upon the assets of the Company; (viii) the Company will not be required (A) as result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Date or (B) as a result of any "closing agreement,"as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Date; (ix) the Company has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) the Company is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) there are no material additional Taxes owed by the Company for any period for which Tax Returns have been filed in excess of the amounts shown as due and payable thereon; (xii) the Company has not made any payments, and will not become obligated (under any contract entered into on or before the Effective Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) neither of the Shareholders is a "foreign person" within the meaning of Section 1445 of the Code; (xiv) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction; (xv) the Company does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the

Company for the past three years have been furnished or made available to ASFS;
(xvii) the Company will not be subject to any Taxes for the period ending at the Effective Date or for any period for which a Tax Return has not been filed and imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); (xviii) no Florida sales or use tax, Florida non-recurring intangibles tax, Florida documentary stamp tax or other Florida excise tax (or comparable tax imposed by the State of Florida) will be payable by any of the ASFS Companies merely by virtue of the transactions contemplated in this Agreement; (xix) no interest or penalties relating to Taxes arising as a result of activities during periods ending on or before the Closing date have been or will be incurred by the Company or its successors; (xx) the Company has withheld all Taxes required to be withheld by it in connection with payments to any persons and remitted such Taxes to the appropriate governmental authorities on a timely basis in accordance with all applicable laws; and (xxi) the Company is and has been an S Corporation under the Code for all periods ending on or before the Closing date.

         3.19 INSURANCE The Company is covered by valid, outstanding and enforceable policies of insurance, which are described in SCHEDULE 3.19, issued to it by reputable insurers covering its properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied in all material respects with the provisions of such Insurance Policies. SCHEDULE 3.19 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to ASFS) and
(ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of the Company. The Companies has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder and the Company and the Shareholders have no knowledge of any uninsured claims or losses.

         3.20 LICENSES AND PERMITS. The Company possesses all licenses and required governmental or official approvals, permits or authorizations, including but not limited to those required by the State of Florida, HUD, VA and Fannie Mae for the operation of a mortgage lending business (collectively, the "Mortgage Lending Permits") and, to the knowledge of the Company and the Shareholders all other required governmental or official approvals, permits or authorizations (collectively, with the Mortgage Lending Permits, the "Permits") for its businesses and operations. SCHEDULE 3.20 contains a true and complete list of all such Permits. All such Permits are valid and in full force and effect, and the Company is in compliance in all material respects with the respective requirements thereof and no proceeding is pending or threatened to revoke or amend any of them. Subject to obtaining any required governmental consents, none of such Permits is or will be impaired or in any way affected in any material respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.21 INTELLECTUAL PROPERTY. The Company has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, proprietary computer software, data bases and compilations, licenses (including licenses for the use of computer software programs and technical specifications), and other intellectual property used in the conduct of its business (the "Intellectual Property"). The business of the Company as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not, to the knowledge of the Company and the Shareholders, infringe or misappropriate any rights held or asserted by any Person, and, to the knowledge of the Company and the Shareholders, no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.22 CONTRACTS. SCHEDULE 3.22 sets forth a list of each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Designated Contracts"), true and correct copies of which have been provided to ASFS. The copy of each Designated Contract furnished to ASFS is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. The Company has not violated any of the terms or conditions of any Designated Contract, or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been performed in all material respects and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract, and no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by the Company under any Designated Contract, and no such event has occurred which constitutes or would constitute a material default by any other party. The Company is not subject to any material liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Company to provide products or services for a period of one year or more, excluding standard maintenance contracts entered into in the ordinary course of business without material modification from the preprinted forms used by the Company in the ordinary course of its business; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty
(60) days or less or calling for payment of an annual gross rental exceeding $10,000; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, any other agreements relating to any employee, officer or director of the Company, and all employee handbooks, policy statements and similar plans;
(f) licenses,
assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by the Company; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by the Company and not otherwise disclosed on the Schedules.

         3.23 LOAN APPLICATION PIPELINE (WORK-IN-PROGRESS). SCHEDULE 3.23 sets forth all of the mortgage loan applications that are currently being processed by the Company.

         3.24 ACCURACY OF INFORMATION FURNISHED BY THE SHAREHOLDERS. No representation, statement or information made or furnished by the Shareholders to ASFS or any of ASFS' representatives contained in this Agreement and the various Schedules attached hereto contains any untrue statement of a material fact or omits any material fact necessary to make the information contained herein not misleading. The Shareholders have provided ASFS with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         3.25 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS: SECURITIES DOCUMENTS. Each of the Shareholders and First Fidelity Capital Markets, Inc. ("First Fidelity Capital Markets"), is acquiring the ASFS Shares hereunder for his, her or its own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the ASFS Shares, except in compliance with applicable state and federal securities laws. Each of the Shareholders and First Fidelity Capital Markets has had the opportunity to discuss the transactions contemplated hereby with ASFS and has had the opportunity to obtain such information pertaining to the ASFS Companies as has been requested, including but not limited to filings made by ASFS with the SEC under the Exchange Act, including the most recent filing by ASFS on Form 10-SB, as amended. The Shareholders and First Fidelity Capital Markets are "accredited investors" within the meaning of Regulation D, promulgated under the Securities Act, and have such knowledge and experience in business or financial matters that make them capable of evaluating the merits and risks of an investment in the ASFS Shares. The Shareholders further represent and warrant that they and First Fidelity Capital Markets understand that the ASFS Shares being issued hereunder to the Shareholders and First Fidelity Capital Markets will be deemed "restricted" under the Securities Act and that the Shareholders will have to bear the consequences of such Shares being illiquid.

         3.26 BANK ACCOUNTS. SCHEDULE 3.26 sets forth all accounts of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account.

         3.27 NAMES; PRIOR ACQUISITIONS. All names under which the Company does business as of the date hereof are specified on SCHEDULE 3.27. Except as set forth on SCHEDULE 3.27, the Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.28 NO COMMISSIONS. Neither the Company nor the Shareholders has incurred any obligation for any finder's or brokers or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby, other than fees and expenses due to First Fidelity Capital Markets, Inc., which will be paid by the Shareholders.

         3.29 YEAR 2000. The Company has assessed, evaluated and reviewed all areas of its business and operations that could be adversely affected in any material respect by date sensitive functions and has taken all necessary action to assess, evaluate and correct in all material respects all of the hardware, software, embedded microchips and other processing capabilities and capacities, directly or indirectly involving date sensitive functions, to ensure that its business and operations will continue accurately and without interruption or ambiguity using date information before, during and after January 1, 2000.

         3.30 CONSENTS. No third party consents are required in order to effectuate the transactions contemplated herein, except as set forth on SCHEDULE 3.30; and the consummation of the transactions contemplated herein will not contravene or otherwise violate any agreement or contract to which the Company and/or the Shareholders are a party, or to which they may be bound, except as set forth on SCHEDULE 3.30.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business, consistent in all material respects with past practice. The Company shall use its best efforts to preserve intact its business organizations, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of illustration and not limitation, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of ASFS:

                  (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent in all material respects with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, except endorsement of checks payable to the Company in the ordinary course of business, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

                  (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (g) take any action other than in the ordinary course of business and in a manner consistent in all material respects with past practice with respect to accounting policies or procedures;

                  (h) make any capital investments;

                  (i) make any distributions to the Shareholders, other than ordinary and customary salaries and expense reimbursements;

                  (j) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent in all material respects with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice; or

                  (k) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect in any material respect.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional customary instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 COMPLIANCE WITH COVENANTS. The Shareholders shall cause the Company to comply with all of the respective covenants of the Company under this Agreement.

         5.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement and to use their respective commercially reasonably best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.4 OTHER ACTIONS. Each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its commer cially reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use commercially reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         5.5 ACCESS TO INFORMATION. From the date hereof to the Effective Date, the Company shall (and shall cause its directors, officers, employees, auditors, counsel and agents to) afford ASFS and ASFS' officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by ASFS shall affect any representation or warranty contained in this Agreement.

         5.6 NOTIFICATION OF CERTAIN MATTERS. The Company and the Shareholders shall give prompt notice to ASFS of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         5.7 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that ASFS may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange (in which case ASFS will consult with an officer of the Company prior to making such disclosure).

         5.8 NO OTHER DISCUSSIONS. Until this Agreement is terminated in accordance with its provisions, the Company, the Shareholders, and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. Until this Agreement is terminated in accordance with its provisions, the Company and the Shareholders will immediately notify ASFS if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.9 TRADING IN ASFS COMMON STOCK. Except as otherwise expressly consented to by ASFS, from the date of this Agreement until the Effective Date, neither the Company, First Fidelity Capital Markets nor the Shareholders (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) or trade any shares of ASFS Common Stock. In addition, the Shareholders and/or First Fidelity Capital Markets further agree that they will not directly or indirectly purchase or sell (including any short sales), except for sales in a public offering by ASFS that is effectuated as a firm commitment underwritten offering; or trade any shares of ASFS Common Stock during the period commencing sixty (60) days prior to and ending one day after the Adjustment Date.

         5.10 RESALE RESTRICTIONS ON ASFS COMMON STOCK. The shares of ASFS Common Stock to be issued pursuant to this Agreement will be restricted securities which may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement of ASFS filed under the Securities Act of 1933, as amended (the "Securities Act"), or in accordance with an opinion of counsel in form and substance reasonably satisfactory to ASFS that an exemption from such registration is available. The Shareholders agree that, at the Effective Time, they shall, and they shall cause First Fidelity Capital Markets to, enter into a lockup agreement with ASFS providing that for a period ending on the first anniversary of the Effective Date, except with respect to certain piggyback registration rights provided in Section 8.3 herein, the Shareholders and First Fidelity Capital Markets shall retain and not sell or otherwise transfer the ASFS Shares received in the Merger (such restricted shares shall be referred to as the "Locked-Up Shares"), a copy of which is attached to SCHEDULE 5.10.

         5.11 CERTAIN TAX MATTERS. The parties agree that after the Effective Time, ASFS shall prepare, or cause to be prepared, and file, or cause to be filed, in accordance with applicable laws and regulations, all Tax Returns (including any necessary amendments to previously filed Tax Returns) for the Company for any period ending on or before the Effective Time. ASFS shall provide such Tax Returns to the Shareholders and their accountants for review at least thirty (30) days prior to their due date (including extensions where applicable). After the Effective Time, the Shareholders shall provide ASFS with such information and records and access to such of its former officers, directors and agents as may be reasonably requested by ASFS in connection with the preparation of any tax return or any audit or other proceeding relating to the Company. The Shareholders agree to advise ASFS as to the name and address of their accountants so that such Tax Returns may be provided.

         5.12 SHAREHOLDER VOTE. The Shareholders, in executing this Agreement, consent as Shareholders of the Company to the Merger and the transactions contemplated hereby, and waive notice of any meeting in connection therewith, and hereby release and waive all rights with respect to the transactions contemplated hereby under the articles of incorporation of the Company and any agreements between any Shareholder and the Company relating to the sale, purchase or voting of any capital stock of the Company. At Closing, the Shareholders and the Company agree that any and all agreements relating to the sale, purchase or voting of capital stock of the Company shall be terminated.

         5.13 COMPANY COMMON STOCK; STOCK POWERS; RELEASES.. At the Closing, the Shareholders covenant and agree to deliver to ASFS all certificates evidencing shares of capital stock of the Company held by them, together with stock powers duly executed.

                                   ARTICLE VI

               CONDITIONS TO THE OBLIGATIONS OF THE ASFS COMPANIES

         The obligations of the ASFS Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the ASFS
Companies:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholders and the Company contained in this

Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time. The Shareholders and the Company shall have performed and complied with in all material respects all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. The Company and the Shareholders shall have delivered to the ASFS Companies a certificate, dated as of the Effective Date, duly signed by the Shareholders and the Company (in the case of the Company, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change to the Company, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Company, and (iii) none of the properties and assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect on the Company, and there shall have been delivered to the ASFS Companies a certificate to that effect, dated the Effective Date and signed by or on behalf of the Company and the Shareholders.

         6.3 CONSENTS. Each of the Company and ASFS shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Contract, Permit or instrument on or prior to the Effective Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contract, Permits or instruments, either by the terms thereof or as a matter of law.

         6.4 SECURITIES LAWS. ASFS shall have received all necessary consents and otherwise complied with any state or federal securities laws applicable to the issuance of the ASFS Shares, in connection with the transactions contemplated hereby.

         6.5 CAPITAL STOCK OF THE COMPANY. At the Closing, the Shareholders shall have delivered to ASFS all certificates evidencing the shares of capital stock of the Company held by them.

         6.6 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which, in the reasonable judgment of ASFS, makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

         6.7 EMPLOYMENT AGREEMENTS. At the Effective Time, (i) the Shareholders and Lori Hetzel shall have entered into employment agreements (including a non-compete provision) with the Surviving Corporation in substantially the form attached hereto as SCHEDULE
6.7 ("Employment Agreements").

         6.8 UPDATED FINANCIAL STATEMENTS. At the Closing, the Shareholders shall have delivered to ASFS the unaudited financial statements of the Company for the period ended July 31, 1999 and a representation that these financial statements fairly present in all material respects the financial position of the Company as of such date and the results of operations for the period covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated except for (i) normal year-end audit adjustments (which will not be material, individually or in the aggregate) and
(ii) footnotes.

                                   ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                        THE COMPANY AND THE SHAREHOLDERS

         The obligations of each of the Company and the Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by each of the Company and the Shareholders:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the ASFS Companies contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time. Each of the ASFS Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the ASFS Companies shall have delivered to the Company and the Shareholders a certificate, dated as of the Effective Date, and signed by an executive officer, certifying that such representations and warranties are true and correct in all material respects and that all such obligations have been complied with and performed.

         7.2 ASFS SHARES. At the Closing, ASFS shall have issued all of the ASFS Shares and shall have delivered to the Shareholders (i) certificates representing the ASFS Shares issued hereunder; and (ii) the cash consideration pursuant to Section 1.4.

         7.3 NO ORDER OR INJUNCTION. No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of Closing and no litigation, claim or proceeding shall be pending or threatened which seeks to restrain, prohibit or invalidate the Merger.

                                  ARTICLE VIII

                               REGISTRATION RIGHTS

         8.1 DISPOSITION OF SHARES. In addition to the restrictions set forth in
Section 5.10, the Shareholders represent and warrant, and shall cause First Fidelity Capital Markets to represent and warrant, that the shares of ASFS Common Stock being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by ASFS with the SEC of any registration statement, offering circular or other document, in which case, the Shareholders shall first supply to ASFS an opinion of counsel (which counsel and opinions shall be reasonably satisfactory to ASFS) that such exemption is available, or (b) an effective registration statement filed by ASFS with the SEC under the Securities Act.

         8.2 LEGEND. The certificates representing the ASFS Shares shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURI TIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         ASFS shall, unless a registration statement is in effect covering such shares or it has received an opinion of counsel reasonably acceptable to it that registration is not required due to an exemption therefrom, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

         8.3 PIGGY-BACK REGISTRATION RIGHTS. The Shareholders and First Fidelity Capital Markets shall have, on a pro rata basis, the following piggy-back registration rights with respect to the ASFS Shares issued to them hereunder:

                  (a) Within twelve (12) months from the Closing Date, whenever ASFS proposes to file a Registration Statement (as defined below), it will, at least twenty (20) business days prior to such filing, give written notice to the Shareholders and First Fidelity Capital Markets of its intention to do so and, upon the written request of the Shareholders and First Fidelity Capital Markets given within fifteen (15) business days after ASFS provides such notice (which request shall state the intended method of disposition of the Registrable Shares (defined below)), ASFS shall use its best efforts to cause up to 115,000 of the ASFS Shares received by the Shareholders in the Merger (the "Registrable Shares"), which ASFS has been requested by the Shareholders to register, to be registered under the Securities Act, to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Shareholders; PROVIDED, HOWEVER, that ASFS shall have the right to postpone or withdraw the offering contemplated by any registration effected pursuant to this Section without any obligation to the Shareholders whatsoever.

                  (b) In connection with any registration under this ARTICLE VIII involving an "underwritten offering," ASFS shall not be required to include any Registrable Shares in such registration unless the holder thereof accepts the terms of the underwriting as agreed upon between ASFS and the underwriters of ASFS, which agreement may require that the Registrable Shares be withheld from the market by the Shareholders for a certain period after the effective date of the registration statement by which such public offering is being effected. If, in the opinion of the managing underwriter, it is appropriate because of marketing factors to limit the number of Registrable Shares to be included in the offering, then ASFS shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein, and shall be entitled to include before such Registrable Shares up to the number of ASFS Shares to be issued by ASFS in the offering. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holder of Registrable Shares has requested to be included, then the holder of Registrable Shares who has requested registration and other holders of securities entitled to be included in such registration shall participate in the registration pro rata based upon their total ownership of shares of common stock of ASFS subject to the managing underwriter's discretion.

                  (c) For the purposes of this Section the term "Registration Statement" means a registration statement filed by ASFS with the SEC for a public offering and sale of Common Stock of ASFS (other than (1) the currently contemplated public offering of Common Stock to be underwritten by American Frontier; (2) a Form S-8 or Form S-4, or its successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation; or (3) any registration statement filed prior to the date hereof).

         8.4 EXPENSES OF REGISTRATION. ASFS shall pay all expenses incurred by ASFS in connection with the registration, qualification and/or exemption of the ASFS Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of ASFS's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by ASFS in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. ASFS shall not, however, be liable for any sales, broker's or underwriting commissions or other selling expenses incurred upon sale by any Shareholder or First Fidelity Capital Markets of any of the ASFS Shares.

         8.5 AMENDMENTS AND SUPPLEMENTS. ASFS shall prepare and promptly file with the SEC and promptly notify the holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the ASFS Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. ASFS shall also advise the Shareholders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, ASFS advises the Shareholders that ASFS considers it appropriate that the Registration Statement be amended, the Shareholders shall suspend any further sales of the ASFS Shares until ASFS advises the Shareholders that the Registration Statement has been amended, in which case ASFS shall cause such amendment to be filed and become effective as soon as reasonably practical.

         8.6 FURTHER INFORMATION. If ASFS Shares owned by a Shareholder are included in any registration, such holder shall furnish ASFS such information regarding itself as ASFS may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 AGREEMENT TO INDEMNIFY. The Company and each of the Shareholders, jointly and severally, agree to indemnify and hold ASFS harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) in excess of an aggregate of $25,000 incurred or suffered by ASFS arising or pursuant to out of or resulting from (i) any breach of a representation or warranty made by the Company and the Shareholders in this Agreement, (ii) any breach of the covenants or agreements made by the Company or the Shareholders in this Agreement, (iii) any inaccuracy in any certificate delivered by the Company or the Shareholders pursuant to this Agreement, (iv) any tax liability relating to any period occurring on or prior to the Effective Time, or (v) any regulating and licensing obligations arising on or prior to the Effective Time, (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, ASFS shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholders hereunder been true and correct and had the covenants and agreements of the Company and the Shareholders hereunder been performed in full.

         9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Shareholders or ASFS in this Agreement or pursuant hereto shall survive for a period of twelve months after the Effective Time. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any certificate delivered at the Closing pursuant to this Agreement. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         9.3 INDEMNIFICATION OBLIGATION ASFS shall give written notice to the Shareholders of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which ASFS claims to have sustained by reason thereof, and (ii) the basis of such claim. The parties agree that, in the event a claim is contested and not resolved within fifteen (15) days of such contest, they shall attempt to resolve the claim through non-binding mediation (for a period not to exceed 60 days) at a mutually convenient time and place before a certified and court-appointed mediator mutually agreed upon by the parties.

         9.4 NO BAR; WAIVER. ASFS may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages. The Shareholders hereby waive any rights to contribution or any similar rights they may have against the Company as of a result of their agreement to indemnify ASFS under this Article IX.

         9.5 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude ASFS from asserting any other right, or seeking any other remedies against the Shareholders or the Company.

         9.6 DEFENSE OF THIRD PARTY CLAIMS. With respect to each third party claim for which ASFS seeks indemnification under this Article (a "Third Party Claim"), ASFS shall give prompt notice to the Shareholders of the Third Party Claim, provided that failure to give such notice promptly shall not relieve or limit the obligations of the Shareholders under this Section 9.6 unless the Shareholders have been materially prejudiced thereby (and such failure to notify the Shareholders will not relieve him from any other liability he may have to
ASFS). If the remedy sought in the Third Party Claim is solely money damages or if ASFS otherwise permits, then the Shareholders, at their sole cost and expense, may, upon notice to ASFS within fifteen (15) days after they receive notice of the Third Party Claim, assume the defense of the Third Party Claim. If the Shareholders assume the defense of a Third Party Claim, then they shall select counsel reasonably satisfactory to ASFS to conduct the defense. The Shareholders shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, unless (i) the settlement or judgment is solely for money damages and the Shareholders admit in writing their liability to hold ASFS harmless from and against any losses, damages, expenses and liabilities arising out of such settlement or judgment or (ii) ASFS consents thereto, which consent shall not be unreasonably withheld. The Shareholders shall provide ASFS with fifteen (15) days prior notice before he consents to a settlement of, or the entry of a judgment arising from, any Third Party Claim. ASFS shall be entitled to participate at ASFS' own expense in the defense of any Third Party Claim, the defense of which is assumed by the Shareholders with their own counsel and their own expense. With respect to Third Party Claims in which the remedy sought is not solely money damages and ASFS does not permit the Shareholders to assume the defense, the Shareholders shall, upon notice to ASFS within fifteen (15) days after the Shareholders receive notice of the Third Party Claim, be entitled to participate in the defense with their own counsel at their own expense. ASFS shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim unless the Shareholders consent thereto, which consent shall not be unreasonably withheld. The parties shall cooperate in the defense of any Third Party Claim and the relevant records of each party shall be made available on a timely basis.

                                    ARTICLE X

                                   DEFINITIONS

         10.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                  "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes.

                  "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security, unemployment and payroll taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         10.2     OTHER DEFINITIONAL PROVISIONS.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE XI

                                   TERMINATION

         11.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual written consent of ASFS, Company and the Shareholders at any time prior to the Closing; or

                  (b) by ASFS by written notice in the event of a material breach by the Company or the Shareholders of any provision of this Agreement; or

                  (c) by the Company or the Shareholders by written notice in the event of a material breach by ASFS of any provision of this Agreement; or

                  (d) by either ASFS, the Company or the Shareholders if the Closing shall not have occurred by September 30, 1999.

         11.2 EFFECT OF TERMINATION. Except for the provisions of Article IX hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (a)   IF TO ANY OF THE ASFS COMPANIES TO:

                        America's Senior Financial Services, Inc.
                        15544 N.W. 77th Court
                        Miami Lakes, FL 33016
                        Attn: Nelson A. Locke, Chairman of the Board, President
                                and Chief Executive Officer
                        Telecopy: (305)

                        WITH A COPY TO:

                        Akerman, Senterfitt & Eidson, P.A.
                        One Southeast Third Avenue, 28th Floor
                        Miami, Florida 33131
                        Attention: Alan H. Aronson, Esq.
                        Telecopy: (305) 374-5095

                  (b)   IF TO THE COMPANY AND/OR THE SHAREHOLDERS TO:

                        Jupiter Mortgage Corporation.
                        1070 E. Indiantown Road
                        Suite 410
                        Jupiter, Florida 33477
                        Attn: Michael J. Buono
                        Telecopy: (561) 746-6598

                        WITH A COPY TO:

                        William C. Phillippi, P.A.
                        Broad and Cassel
                        Suite 1130, Broward Financial Centre
                        500 E. Broward Boulevard
                        Fort Lauderdale, Florida 33394
                        Telecopy: (954) 713-0974

         Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or by certified or registered mail.

         12.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         12.3 EXPENSES. The parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         12.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented or waived, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         12.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. This Agreement may be assigned by ASFS to a wholly-owned subsidiary of ASFS, provided that ASFS remains liable for all of the obligations imposed upon it in this Agreement. Except as expressly provided herein, this Agreement may not be assigned by the Company or the Shareholders without the prior written consent of ASFS.

         12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         12.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include,""includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         12.8 GOVERNING LAW; SEVERABILITY. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or otherwise, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         12.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         12.10 FEES AND EXPENSES. Each of the parties hereto hereby agrees and acknowledges that each party shall be responsible for all of its own fees and expenses incurred in connection with the preparation, execution and consummation of the transactions contemplated hereunder, including all legal fees, provided, however, that the Shareholders hereby agree that they shall be solely responsible for all of such costs and expenses, including legal fees, incurred by the Company.

                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    AMERICA'S SENIOR FINANCIAL SERVICES,
                                    a Florida corporation


                                    By: /s/ Nelson A. Locke
                                        ------------------------------------
                                    Name: Nelson A. Locke
                                    Title: Chief Executive Officer


                                    AMSE ACQUISITION 2 CORP., a Florida
                                    corporation


                                    By: /s/ Nelson A. Locke
                                        ------------------------------------
                                    Name:   Nelson A. Locke
                                    Title:   Chief Executive Officer


                                    JUPITER MORTGAGE CORPORATION, a
                                    Florida corporation


                                    By: /s/ Michael J. Buono
                                        ------------------------------------
                                    Name: Michael J. Buono
                                    Title: Chief Executive Officer


                                    /s/ Deanne J. Anderson
                                    ----------------------------------------
                                    Deanne J. Anderson, Individually


                                    /s/ Michael J. Buono
                                    ----------------------------------------
                                    Michael J. Buono, Individually

AGREED AND ACCEPTED
(AS TO THOSE PROVISIONS RELATING TO IT)

FIRST FIDELITY CAPITAL MARKETS, INC.

BY: /s/ Elliot Jacobs
    ---------------------------------


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